Exhibit 99.2

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES ITS INTENTION TO SPIN OFF ITS EYE HEALTH BUSINESS INTO AN INDEPENDENT PUBLICLY TRADED COMPANY

Spinoff Would Unlock Value in the Iconic Bausch + Lomb Brand and Integrated Portfolio of Eye Health Products

Transaction Will Enable BHC to Focus on Expanding Its Leadership in Gastroenterology, Aesthetics/Dermatology, Neurology and International Pharma

New Segmentation Enhances Focus and Highlights Two Highly Attractive, but Dissimilar Businesses

LAVAL, Quebec, Aug. 6, 2020 - Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) today announced that it intends to spin off its leading eye health business into an independent publicly traded entity (“Bausch + Lomb - NewCo”) from the remainder of Bausch Health (“BHC”). The spinoff will establish two separate companies that include:
•A fully integrated, pure play eye-health company built on the iconic Bausch + Lomb brand and long history of innovation; and
•A diversified pharmaceutical company with leading positions in gastroenterology, aesthetics/dermatology, neurology and international pharmaceuticals.

The benefits of separating these attractive, but disparate businesses include improved strategic focus and enhanced financial transparency to better enable stakeholders to value each business independently. The timing of the anticipated spinoff will be tied to certain conditions and approvals, and the Company’s completion of several important actions, including the reorganization of the reporting segments, which we expect to begin reporting in the first quarter of 2021.

“We are committed to taking action to unlock what we see as unrecognized value in Bausch Health shares, and we believe that separating our business into two highly focused, stand-alone companies is the way to accomplish that goal,” said Joseph C. Papa, chairman and CEO of Bausch Health. “Four years ago, we initiated a multi-phase plan, first to stabilize and then to transform Bausch Health into a company positioned to deliver long-term organic growth. We have divested approximately $4 billion of non-core assets, paid down over $8 billion of debt, resolved numerous legacy legal issues and managed a loss of exclusivity on an approximately $1.4 billion product portfolio, while also investing in R&D, new product launches and core franchises with attractive growth opportunities. Our Board of Directors and management team have been working on alternatives over the last 12 months to determine how to best unlock value across our businesses, and we believe that the time is right to begin the separation process, so each business has greater flexibility to pursue strategic opportunities in their respective markets.”

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Bausch + Lomb - NewCo
Bausch + Lomb - NewCo, which will consist of Bausch Health’s global vision care, surgical, consumer and ophthalmic Rx businesses, would have had 2019 revenue of approximately $3.7 billion and a CAGR of 4.1% (2017-2019). We believe that Bausch + Lomb - NewCo is well-positioned to continue delivering consistent organic revenue growth across the globe, with more than half of its sales outside of the United States. The combination of pipeline expansion and established durable eye care brands, including BAUSCH + LOMB ULTRA®, Biotrue® ONEday, LUMIFY®, Ocuvite® and PreserVision®, among others, as well as the launch of BAUSCH + LOMB INFUSE™ contact lenses, is expected to drive this growth.

BHC
BHC, which would have had 2019 revenue of approximately $4.9 billion and CAGR of 1.8% (2017-2019), will comprise a diversified portfolio of leading durable brands across the Salix, International Rx, Solta, neurology and medical dermatology businesses. Core products include XIFAXAN®, TRULANCE® and RELISTOR® for gastrointestinal diseases; JUBLIA®, DUOBRII® and Thermage® FLX for dermatologic conditions; and WELLBUTRIN® and APLENZIN® for neurological conditions.

Transaction Information
Bausch Health will need to take several steps to facilitate the completion of the spinoff. As a first step to preparing stand-alone carve-out financial statements, Bausch Health expects to report Bausch + Lomb as a separate segment beginning in the first quarter of 2021. Furthermore, there are several important internal and external considerations, approvals and conditions that will drive the ultimate timing and structure of any transaction, including, but not limited to, consideration of one-time costs; capital market conditions; determination of the pro forma capitalizations of Bausch + Lomb - NewCo and BHC; final approval by Bausch Health’s Board of Directors; receipt of applicable regulatory approvals; tax considerations, including receipt of any applicable opinions and/or rulings with respect to the Canadian and U.S. federal income tax treatment of the transaction; and compliance with U.S. and Canadian securities laws and stock exchange rules and any shareholder vote requirements that may be applicable. Many of these considerations, approvals and conditions will be influenced by and/or be dependent on the specific structure that is ultimately selected.

Bausch Health’s management has initiated a process to determine the future executive leadership teams for each company. As the separation process commences, the Company looks forward to providing additional information on the future management teams and Boards of Directors for both companies.

Morgan Stanley & Co. LLC and Goldman Sachs are serving as financial advisors; Wachtell Lipton Rosen & Katz in the United States, and Osler, Hoskin & Harcourt in Canada are acting as lead legal counsels; and Davis, Polk & Wardwell is acting as tax counsel.

About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.

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Forward-looking Statements
This news release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements include those set forth above regarding our plan to spin off the Company’s eye health business, the ability of each of BHC and Bausch + Lomb - NewCo to focus on distinct therapeutic areas, the anticipated capital structure and financial strength of BHC and Bausch + Lomb - NewCo following the spinoff, the tax treatment of the transaction for the Company and its shareholders, the timing for completing the segmentation of the Bausch + Lomb business and for completing the spinoff transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions.

These forward-looking statements are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, the expected benefits and costs of the spinoff transaction, the expected timing of completion of the spinoff transaction and its terms, our ability to complete the spinoff transaction considering the various conditions to the completion of the spinoff transaction (some of which are outside the Company’s control, including conditions related to regulatory matters and a possible shareholder vote, if applicable), that market or other conditions are no longer favorable to completing the transaction, that any shareholder, stock exchange, regulatory or other approval (if required) is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the spinoff transaction, diversion of management time on the spinoff transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the spinoff transaction, the qualification of the spinoff transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from either or both of the Canada Revenue Agency and the Internal Revenue Service will be sought or obtained), potential dissynergy costs between BHC and Bausch + Lomb - NewCo, the impact of the spinoff transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets the Company is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting the Company’s business, and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on https://ir.bauschhealth.com/, such as our 10-K, 10-Q and 8-K reports that have been filed with the U.S. Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive.

The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but in light of the use of assumptions and the significant risks and uncertainties inherent in such forward-looking statements, there can be no assurance that any such forward-looking statements will prove to be accurate and accordingly, readers are cautioned not to place undue reliance on any of these forward-looking statements. In particular, the Company can offer no assurance that any spinoff transaction will occur at all, or that any spinoff will occur on the terms and timelines anticipated by the Company. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.
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